SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

 Date Of Report (Date Of Earliest Event Reported): February 6, 2012

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-33393	94-3306718
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 800, Bethesda, MD 20814
(Address Of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (240) 497-9024

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2012, the Registrant completed financings involving several parties and a series of tranches.  The Registrant entered into two convertible notes totaling $605,000 with Toucan Partners (the “Toucan Notes”).  These Toucan Notes provided for OID of ten percent and an annual interest rate of six percent.  The Toucan Notes are convertible at any time after closing. The conversion price is equal to a five percent discount from the market price at the time of conversion. The Toucan Notes are payable on demand, with one week prior notice.  The Toucan Notes include one warrant for each share of the Company’s common stock into which the Toucan Notes are convertible.

The Registrant entered into a $200,000 convertible note with an affiliate of the Company (the “Affiliate Note”). The Affiliate Note provided for OID of ten percent and an annual interest rate of six percent.  The Affiliate Notes are convertible at any time after closing.  The conversion price is equal to a five percent discount from the market price at the time of conversion.   The Affiliate Note is payable on demand, with one week prior notice. The Affiliate Note includes one warrant for each share into which the Affiliate Note is convertible.

The Registrant entered into an $802,000 convertible note with a non-affiliated investor (the “Note”), completing a series of transactions initially entered into on January 19, 2011, with the investor. The Note provided for original issue discount (OID) of ten percent and an annual interest rate of nine percent.  The Note attributed $220,000 of the proceeds as a payment in lieu of the Company drawing upon an earlier convertible borrowing obligation of $666,666 which would have carried a 40% discount to the market price upon conversion.  The Note also provided for an additional $500,000 advance to the Company and is convertible at any time after closing.  The conversion price for the $500,000 tranche is equal to a twenty percent discount from the market price at the time of conversion. The conversion price for the $220,000 tranche is equal to a fifteen percent discount from the market price at the time of conversion.

Item 3.02 Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Registrant’s reasonable belief that the investor had access to information concerning the Registrant’s operations and financial condition, the investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the investor was sophisticated within the meaning of Section 4(2) of the Securities Act and was an “accredited investor” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the investor; the Registrant obtained representations from the investor regarding its investment intent, experience and sophistication; and the investor either received or had access to adequate information about the Registrant in order to make an informed investment decision. At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities shall bear legends to that effect. The securities may not be resold or offered in the United States without registration or an exemption from registration.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC

Dated: February 6, 2012	By:	/s/ Linda Powers
Name: Linda Powers
Title: Chief Executive Officer and Chairman

3